                                                                   Exhibit 10.4


                                 PROMISSORY NOTE

$____________                                                     August 6, 1999


               FOR VALUE RECEIVED, [______________], ("Maker"), hereby unconditionally promises to pay to the order of Bentley Systems, Incorporated, a Delaware corporation ("Payee"), on the earlier of August 6, 2004 (the "Maturity Date"), the date specified in paragraph 5 below or upon the demand of the holder subsequent to an Event of Default (as defined in the Stock Pledge Agreement between Maker and Payee of even date herewith (the "Stock Pledge Agreement")), the principal amount of [___________] Dollars ($____________), together with interest on the outstanding principal balance hereof from time to time outstanding from the date hereof and until this Note is paid in full, whether before or after maturity, at the rate of six percent (6%) per annum, and, to the extent lawful, to pay interest at the same rate on any overdue installment of interest.

1. Interest shall be calculated on the basis of actual days elapsed and a year of 365 days and shall be paid on the business day coincident with or first following August 6, 2000 and August 6 of each year (or partial year) thereafter.

2. Payments of principal and interest shall be made in lawful money of the United States of America by cash or check at Bentley Systems, Incorporated, 690 Pennsylvania Drive, Exton, PA 19341 or at such other place as the holder of this Note shall designate to Maker in writing.

3. Maker may prepay this Note in whole or in part at any time without premium or penalty.

4. This Note is the note referred to in, and is entitled to the benefits of, and is secured as provided in, the Stock Pledge Agreement. Reference is hereby made to such agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the rights of the holder of this Note in respect thereof.

5. Upon the occurrence of any of the following events, all amounts payable hereunder shall, without notice or demand, become due and payable at such times as are indicated below, and the holder shall thereupon have all rights and remedies provided hereunder, in any other agreement between Payee and Maker or otherwise available at law or in equity:

         (a) In the event Maker's employment with Payee terminates for any reason (including death) prior to the Maturity Date, the outstanding principal balance hereof, together with all accrued interest hereon, shall become due and payable not later than 90 days following the date of termination.

         (b) In the event of a Change of Control of Payee, the outstanding principal balance hereof, together with all accrued interest hereon, shall become due and payable not later than 90 days following the Change of Control. A "Change of Control" shall be deemed to have taken place if:

                    (1) any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) but excluding Payee or any stockholder of Payee as of the date of this Agreement who are part of a "group" that controls Payee as of the date hereof, becomes the beneficial owner of shares of Payee having 50 percent or more of the total number of votes that may be cast for the election of directors of Payee;

                    (2) there occurs any cash tender or exchange offer for shares of Payee, merger or other business combination involving Payee, or sale of all or substantially all of the assets of Payee, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of Payee before the event shall cease to constitute a majority of the Board of Directors of Payee or any successor to Payee; or

                    (3) during any period of two consecutive calendar years beginning after the date of the initial public offering of the common stock of Payee, members of the Incumbent Board cease for any reason to constitute a majority of the Board. For this purpose, the "Incumbent Board" shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director - other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with Payee to effect a transaction described in (2) above, or (ii) who initially assumed office as result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Exchange Act), or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest - whose election by the Board or nomination for election by the stockholders of Payee was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                    (4) As used in (1), (2), and (3) above, the terms "person" and "beneficial owner" have the same meaning as such terms under
         Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                (c) Initial Public Offering. In the event of an initial public offering of equity securities of Payee which is registered under the Securities Act of 1933, as amended, the outstanding principal balance hereof, together with all accrued interest hereon, shall become due and payable no later than six months following the initial public offering.

6. No failure or delay on the part of the holder to insist on strict performance of Maker's obligations hereunder or to exercise any remedy shall constitute a waiver of the holder's rights in that or any other instance. No waiver of any of the holder's rights shall be effective unless in writing, and any waiver of any default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

7. Maker and each endorser hereby waives presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waives all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

8. Any proceeding relating to this Note may be instituted in any federal court in the Eastern District of Pennsylvania or any state court located in Chester County in the Commonwealth of Pennsylvania and Maker irrevocably submits to the nonexclusive jurisdiction of any such court and waives any objection Maker may have to the conduct of any proceeding in any such court based on improper venue or forum non conveniens. Because of the greater time and expense required therefor, Maker hereby waives, to the extent permitted by law, a trial by jury.

9. Maker shall pay all reasonable costs and expenses (including attorneys' fees) incurred by the holder relating to the enforcement of this Note.

10. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

11. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

12. This Note shall be binding upon Maker's heirs, personal representatives and assigns and shall inure to the benefit of each holder of this Note and such holder's heirs, personal representatives, successors, endorsees and assigns.

13. This Note has been delivered in the Commonwealth of Pennsylvania and shall be governed by the laws of that Commonwealth.

           IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed and delivered this instrument.






                                                          By:
                                                             -------------------
                                                             [-----------------]

                          Schedule of Promissory Notes


     The following schedule identifies the individuals that have executed Promissory Notes, dated August 6, 1999, payable to Bentley Systems, Incorporated, and the original principal amounts of those Notes.


                                         Principal Amount of
    Name:                                Promissory Note
    -----                                --------------------

    Barry J. Bentley                     $1,142,221

    Gregory S. Bentley                   $1,142,225

    Keith A. Bentley                     $1,142,221

    Raymond B. Bentley                   $571,111

    Richard P. Bentley                   $571,111

    David G. Nation                      $571,111